SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a) of
                     the Securities Exchange Act of 1934
                               (Amendment No. )



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                          CrossWorlds Software, Inc.
              ---------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                  International Business Machines Corporation
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                          Filed by International Business Machines Corporation
                                                       Pursuant to Rule 14a-12
                                        of the Securities Exchange Act of 1934

                                   Subject Company: CrossWorlds Software, Inc.
                                                Commission File No.: 000-29799

The following is the text of a joint press release issued by CrossWorlds and IBM on October 30, 2001:

                IBM AND CROSSWORLDS SIGN AGREEMENT FOR SALE OF
                          CROSSWORLDS BUSINESS TO IBM
     Acquisition Strengthens IBM's WebSphere Integration Software Business

Armonk, N.Y., and Burlingame, CA., October, 30, 2001 -- IBM (NYSE:IBM) and CrossWorlds Software, Inc. (NASDAQ:CWLD) today announced the two companies have entered into a definitive agreement for IBM to acquire CrossWorlds in a cash transaction valued at $129 million.

The acquisition further strengthens IBM's business in the fast-growing e-business infrastructure software segment, a key strategic priority for the company. IBM's WebSphere e-business infrastructure software revenue grew 75% year-to-year in the third quarter of 2001 -- the tenth consecutive quarter of double-digit growth. And MQSeries, IBM's integration software, grew 129% in the same time period.

According to IDC, software supporting the unique business-process integration requirements of specific industries, such as CrossWorlds' products, represents the fastest growing sub-segment of e-business infrastructure software with annual growth of 25%. IDC estimates the opportunity for this sub-segment will be $4 billion by 2005.

The acquisition extends the unparalleled breadth of IBM's portfolio of e-business infrastructure software, known as middleware. And it addresses a key customer need for solutions that include both application server and integration software.

CrossWorlds is a leading provider of software enabling companies to automate business processes that integrate multiple applications, such as those for managing customer relationships and supply chains as well as enterprise resource planning.

CrossWorlds' software, which supports open Internet standards such as J2EE and XML, also helps businesses integrate processes unique to individual industries such as the telecommunications, financial services and industrial sectors, improving the efficiency and productivity of internal operations as well as trading relationships.

Through a long-term partnership, CrossWorlds' software has been integrated over the last four years with WebSphere middleware products. For example, CrossWorlds has an OEM agreement with IBM for MQSeries and has added WebSphere Application Server software connectivity to its products.

CrossWorlds, based in Burlingame, California, has 350 employees and a broad group of customers, such as Caterpillar, Siemens and the Whirlpool Corporation. These customers use CrossWorlds and IBM WebSphere products as their e-business infrastructure.

"Our customers have two primary requirements for e-business infrastructure software -- managing high- volume transactions and the integration of business processes," said Steve Mills, senior vice president and group executive, IBM Software Group. "WebSphere helps 50,000 customers around the world manage billions of transactions per day while also integrating business processes. CrossWorlds increases our strength in integration software for a wide range of industries -- helping companies solve specific business-process integration problems across the range of integration points unique to their industry."

"We are very excited to have our leading solution become a key integration element within the WebSphere software platform," said Fred Amoroso, president and chief executive officer at CrossWorlds Software. "We believe the combination of CrossWorlds' leadership in business process integration, IBM's leadership in messaging integration and e-business infrastructure, and our shared commitment to customer dedication will create an unmatched value proposition within the industry."

Once the acquisition is completed, IBM will:


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     o    Integrate CrossWorlds' business operations and personnel into the existing IBM division responsible for business integration software, which is led by General Manager Ambuj Goyal;

     o Market and sell CrossWorlds' integration software products worldwide through an integrated IBM and CrossWorlds software sales force;

     o Extend investments in CrossWorlds products for current customers and ISVs; and

     o Expand the opportunity for implementation services and extend the current partnerships with leading global systems integrators (GSIs).

In addition, IBM Global Services will include services capability for CrossWorlds software in its worldwide Enterprise Application Integration practice.

The acquisition is subject to CrossWorlds shareholder and regulatory approvals, and is expected to close in the first quarter of 2002.

     In connection with the merger, CrossWorlds Software will be filing a proxy statement with the Securities and Exchange Commission. STOCKHOLDERS OF CROSSWORLDS SOFTWARE ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT CROSSWORLDS SOFTWARE, THE MERGER AND RELATED MATTERS. Investors and security holders can obtain free copies of the proxy statement when it becomes available by contacting [Investor Relations], CrossWorlds Software, Inc., 577 Airport Boulevard, Burlingame, California 94010 (Telephone: (650) 685-9000). Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed by CrossWorlds Software and IBM with the Securities and Exchange Commission in connection with the merger at the SEC's web site at www.sec.gov.

     In addition to the proxy statement, IBM and CrossWorlds Software file annual, quarterly, and special reports, proxy statements and other information with the SEC, which are available at the SEC's web site at www.sec.gov. You may also read and copy any reports, statements and other information filed by IBM and CrossWorlds Software at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms.

     CrossWorlds Software, IBM and their respective directors, executive officers and certain members of management and other employees may be deemed to be participants in the solicitation of proxies of CrossWorlds Software's stockholders to approve the proposed merger. Such individuals may have interests in the merger, including as a result of holding options or shares of CrossWorlds Software stock. A detailed list of the names, affiliations and interests of the participants in the solicitation will be contained in the proxy statement that will be filed by CrossWorlds Software with the SEC.

     This report may contain projections or other forward-looking statements regarding future events or the future financial performance of IBM and CrossWorlds Software. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including without limitation, the risk that the merger may not be consummated in a timely manner, if at all, risks regarding employee retention and other risks detailed in the current filings with the SEC of both IBM and CrossWorlds Software, including their most recent filings on Forms 10-K, for a discussion of these and other important risk factors concerning and their respective operations.

         Contacts:
         Tim Breuer, IBM Media Relations
         (914) 766-1711
         breuer@us.ibm.com

         Julia Hughes, CrossWorlds Media Relations
         (650) 685-5778
         julia.hughes@crossworlds.com


                                     # # #


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                          Filed by International Business Machines Corporation
                                                       Pursuant to Rule 14a-12
                                        of the Securities Exchange Act of 1934

                                   Subject Company: CrossWorlds Software, Inc.
                                                Commission File No.: 000-29799


         On October 30, 2001, CrossWorlds Software delivered the following letter to its employees with respect to the merger:

         Dear CrossWorlds Colleague:

         We are very excited to tell you that today IBM announced a definitive agreement to acquire CrossWorlds Software. With that, we would like to share some thoughts on the enormous opportunity that lies ahead of us.

         CrossWorlds' leadership in business process integration technology, along with IBM's brand recognition and channel reach in the marketplace, makes for a winning combination. CrossWorlds' reputation as a company priding itself on technology excellence and customer commitment is extremely important to IBM's goal of extending its leadership position in the middleware sector. IBM has industry-leading middleware products, brand loyalty, partner channels and a dedicated sales team currently numbering 8,000 worldwide -- all resources that will complement CrossWorlds' strengths.

         IBM and CrossWorlds share a common culture and value for people and technology. Like IBM, CrossWorlds has developed a customer-centric culture that's focused on long-term relationships, support of production applications and a strong commitment to win.

         We also share some of the same customers, including Whirlpool, Caterpillar and Siemens. IBM is committed to protecting the investment of our common customers. At the same time, all CrossWorlds customers will have the financial backing and market reach of IBM to protect their business process integration investment. And as business partners for the past four years, CrossWorlds and IBM have established a strong connection that should make for an easy transition once the deal closes.

         From a timing standpoint, we anticipate that the CrossWorlds acquisition will close early in 2002. Once the acquisition is complete, we will do everything possible to work with you, our customers, and partners.

         Rob Lamb, the transition executive managing the integration, along with a leadership team of IBM and CrossWorlds executives, will help you in the transition from CrossWorlds to IBM. We've also created an extranet site as a way to introduce you to IBM. It will help inform you on issues like employee benefits, the marketplace, the latest news, earnings reports, etc. See below for details.

         IBM and CrossWorlds are impressive as separate entities. With our complementary business integration technology, together, we have the ability to reach great heights in this high-growth sector.

         Sincerely,

         /s/ Fred Amoroso............................/s/ Ambuj Goyal

         Fred Amoroso................................Ambuj Goyal
         President & CEO.............................General Manager
         CrossWorlds Software, Inc...................Solutions and Strategy
                              IBM Software Group

IBM/CrossWorlds Extranet
URL: http://www.ibm.com/welcome/Duke
ID: newse
Password: jup5iter

In connection with the merger, CrossWorlds Software will be filing a proxy statement with the Securities and Exchange Commission. STOCKHOLDERS OF CROSSWORLDS SOFTWARE ARE URGED TO READ


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THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN
IMPORTANT INFORMATION ABOUT CROSSWORLDS SOFTWARE, THE MERGER AND RELATED MATTERS. Investors and security holders can obtain free copies of the proxy statement when it becomes available by contacting Investor Relations, CrossWorlds Software, Inc., 577 Airport Boulevard, Burlingame, California 94010, Telephone: (650) 685-9000. Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed by CrossWorlds Software and IBM with the Securities and Exchange Commission in connection with the merger at the SEC's web site at www.sec.gov.

In addition to the proxy statement, IBM and CrossWorlds Software file annual, quarterly, and special reports, proxy statements and other information with the SEC, which are available at the SEC's web site at www.sec.gov. You may also read and copy any reports, statements and other information filed by IBM and CrossWorlds Software at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms.

CrossWorlds Software, IBM and their respective directors, executive officers and certain members of management and other employees may be deemed to be participants in the solicitation of proxies of CrossWorlds Software's stockholders to approve the proposed merger. Such individuals may have interests in the merger, including as a result of holding options or shares of CrossWorlds Software stock. A detailed list of the names, affiliations and interests of the participants in the solicitation will be contained in the proxy statement that will be filed by CrossWorlds Software with the SEC.